Exhibit 10.6

Lugano, September l, 2019

Mr. Salvatore Calabrese
Via Quintino Sella, n.2
20121, Milano (Mi) Italy
Tax ID (P.IVA): 10437540965

Re:          Consulting Agreement

Dear Mr. Calabrese,

We hereby intend to submit to your attention the following proposal.

CONSULTING AGREEMENT

between

GT Gain Therapeutics S.A, a Swiss Corporation, with registered office in Via Peri 9D, 6900 Lugano, Switzerland, registration number with the Register of Enterprises of Lugano and Tax Code CHE 438 987 642, represented herein by Mr. Lorenzo Leoni, in his capacity as President (hereinafter referred to as the "Company"),

and

Mr. Salvatore Calabrese, Via Quintino Sella 2, 20121 Milano (MI), Italia, Tax ID 10437540965 (hereinafter referred to as the "Consultant").

(the Company and the Consultant, the "Parties" and each a "Party")

WHEREAS

(i)
the Company is a start-up dedicated to the research, discovery, development, production, licensing and marketing therapeutical products and technologies in the pharmaceuticals and biotechnology fields, and in particular of new therapies for the treatment of genetic diseases, orphan diseases and other illness;

the Company needs assistance in the following activities (Consulting Subjects)

a.
Organization and management of its finance, admin and tax structure as well as in the formalization and implementation of administrative procedures, reporting, preparation of the Company's budget and forecast, along with the preparation of interim income statements and the subsequent evaluation and analysis of deviations from the forecasts,

b.	Management of the relations with consulting and advisory firms on taxes, statutory services, legal matters and independent auditors who certify the financial statements,

c.
Supervision of personnel administration activities, management of the relationship with outside administrative service providers including the management of workers' social security and insurance policies,

d.	Supervision of the activities for the correct processing of wages, the payment of contributions and compliance with the administrative activities for personnel management,

e.	Assistance on contractual, social security and tax activities, connected to ordinary and extraordinary personnel management,

f.	Assistance on the corporate development strategy of Company, including, but not limited to, fundraising, partnerships, licensing agreements, co-development agreements, asset deals, trade sales.

(ii)	the Consultant desires to provide special expertise and knowledge to the Company in the areas related to the "Consulting Subjects"); and

(iii)
the Company desires to retain the Consultant as an independent contractor on the terms and conditions hereinafter set forth to provide consulting and advisory services to the Company based on the Consultant's special knowledge and expertise in the Consulting Subjects.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

1.          Expertise of Consultant.

1.1 The Consultant represents that he has special expertise and knowledge concerning the Consulting Subjects and that he is willing to and wishes to provide his consultation and advisory services to the Company in connection with such area or areas.

1.2 The Consultant hereby represents and warrants to the Company that the Consultant is not bound by any obligations to any other entity which will prevent or encumber the Consultant from performing such services for the Company. The Consultant hereby represents and warrants that no provision in, or activity contemplated by this Agreement, including, without limitation, the compensation to be received by him pursuant to Section 3.1, violates or conflicts with any agreement, regulation or policy by which he is bound or to which he is subject, whether related to his employment or otherwise. The Consultant agrees that if any such violation or conflict exists or arises in the future, he will be solely responsible for the satisfactory resolution thereof, without recourse to the Company.

   2.          Consultant's duties. Independent Contractor. Designated Agent.

2.1 The Consultant hereby agrees to perform for the Company and to provide to the Company his personal consultation and advisory services in the Consulting Subjects in accordance with the terms of this Agreement.

2.2 Throughout the entire term of this Agreement, the Consultant shall be an independent contractor with the full power and authority to select the means, method and manner of performing his services hereunder; provided, however, that the Consultant will perform consulting and advisory or other services in the areas designated by the Company. The Consultant will in no way be considered to be an agent, employee or servant of the Company. The Consultant shall have no authority to bind the Company in any capacity for any purpose.

 3.   General Duties and Compensation.

3.1 For the performance of his obligations under this Agreement, the Company shall pay the Consultant a fee of Euro 4.500 per month, assuming an average of 4 days/month of activity. If additional work will be required, and only with formal prior approval from Company, a daily fee of Euro 1500 will be applied. In addition, the Company shall reimburse the Consultant for reasonable and necessary expenses incurred in connection with his providing of consulting services (for example travelling, hotel expenses and other miscellaneous expenses) and with respect to which the Consultant promptly provides to the Company a detailed expense account.

3.2 The fee and the reimbursement of expenses shall be made within 30 days of the receipt by the Company of the relevant invoice and expense account.

3.3 The Consultant shall himself pay, and the Company shall have no liability for, all social security, federal income taxes, unemployment insurance, workmen's compensation insurance, pensions, annuities or other liabilities or taxes incurred by or on behalf of or for the benefit of the Consultant or any of his agents, employees or servants who are not employed by the Company arising out of the performance by the Consultant of his obligations under this Agreement.

4.          Term and Termination.

4.1 The initial term of this Agreement (the "Initial Term") shall be for a period of 9 months, starting from September 1, 2019. On expiration of the Initial Term (and on expiration of the term of any subsequent extension), the Parties may decide to extend for additional period, unless either Party shall give 30 days notice for the termination of this agreement at any time.

5.          Miscellaneous.

5.1 The laws of Switzerland will govern the interpretation, validity, effect, performance and termination of this Agreement without regard to the place of execution or the place of performance thereof, and the courts in Lugano shall have personal exclusive jurisdiction over the Company and the Consultant to hear all disputes arising out of this Agreement and venue shall be proper with such courts to hear such disputes.

5.2 This Agreement replaces all previous agreements and discussions relating to the subject matters hereof, and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer representative of the Company or by any written document unless it is signed by an officer of the Company.

5.3 If any term or provision of this Agreement is deemed invalid, contrary to or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be revised to the extent permitted by law and the remaining provisions hereof shall not be invalidated.

5.4 In the event that you agree with this proposal, please return the text of this letter duly signed for receipt and full acceptance thereof.

GT Gain Therapeutics S.A.

By:	/s/ Dr. Khalid Islam
Name:	Dr. Khalid Islam
Title:	Chairman

Consultant

By:	/s/ Salvatore Calabrese
Name:	Salvatore Calabrese
Title:	Consultant